UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 22, 2007
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                              VELLA PRODUCTIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                             333-137134              71-1021813
--------------------------------  -----------------------   -------------------
 (State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
          Incorporation)                                    Identification No.)

                  999 3rd Avenue, Suite 3800 Seattle, WA 98104
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                 (206) 224-3725
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR  240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17 CFR 240.13e-4(c))


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Section 5 -- Corporate Governance and Management

Item 5.01.   Change in Control of Registrant.

         On August 22, 2007, Max Time Enterprise Limited ("Purchaser") purchased from Olga Lenova 3,500,000 shares of the common stock, $ 0.001 par value, of Vella Productions, Inc. (the "Shares"), representing approximately 57.57% of the outstanding shares of the common stock of Vella Productions, Inc (the "Company"), for $150,000 (the "Purchase Price"), pursuant to an Affiliate Stock Purchase Agreement dated as of August 16, 2007 by and between Olga Lenova and Max Time Enterprises, Ltd. As a result, there has occurred a change in control of the Registrant. Prior to the sale of the Shares to Purchaser, Ms. Lenova was the principal stockholder of the Company.

         The source of the funds used by Purchaser to pay the purchase price for the Shares was the working capital of Purchaser

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         Change of Management

         On August 22, 2007, the Company's board of directors (the "Board") appointed Hui Ping Cheng as a director of the Company, to serve until her successor shall be elected and qualified or the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws. In addition, Ms. Cheng was nominated and elected by the Board as President of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws.

         In conjunction with Ms. Cheng's appointment to the Board and election as an officer of the Company, Olga Lenova and Svetlana Kovaleva submitted their resignations as directors and officers of the Company.

         Business Experience of New Management.
         -------------------------------------

         Hui Ping Cheng, the newly appointed director and President of the Company, previously served as a senior accountant and accounting department director at Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw the company's accounting department. Since April 2007, she has served as director and president of Max Time Enterprise Limited, which positions she continues to hold. Ms. Cheng also is a Director and President of My Quote Zone, Inc.

         Terms of Engagement.
         -------------------

         As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office as provided in the Company's by-laws, or until their respective successors have been elected or their earlier death, resignation or removal. All officers are appointed annually by the Board and, subject to any existing employment agreement, serve at the discretion of the Board. As of this date, no written employment agreement exists between the Company and Ms. Cheng. Currently, directors of the Company receive no compensation.

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         The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.

         Relationships and Related Transactions.
         --------------------------------------

         After giving effect to the purchase of the Shares, Hui Ping Cheng is an indirect owner of the 3,500,000 shares of the Company's common stock held by Purchaser by reason of her control of Purchaser, of which entity she is the sole owner, director and officer.

         On August 22, 2007, Ms. Cheng was appointed as a director and the President of the Company.

Item 9.  Financial Statements and Exhibits

     Exhibits.
         10.1 Affiliate Stock Purchase Agreement dated as of August 16, 2007 by and between Olga Lenova and Max Time Enterprises, Ltd.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       VELLA PRODUCTIONS, INC.



DATE:  August 22, 2007                 By:   /s/ Hui Ping Cheng
                                          --------------------------------------
                                          Name:  Hui Ping Cheng
                                          Title:    President